Exhibit 5.1

November 21, 2012

ImmunoGen, Inc.

830 Winter Street

Waltham, MA 02451

Re:                             Securities Being Registered Under Registration Statement on Form S-8

Ladies and Gentlemen:

I am Vice President, General Counsel and Secretary of ImmunoGen, Inc., a Massachusetts corporation (the “Company”), and am issuing this opinion in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”), for the purpose of registering with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the “Securities Act”), 3,821,900 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), issuable upon the exercise of options which may be granted under the Company’s 2006 Employee, Director and Consultant Equity Incentive Plan (the “Plan”), or upon the grant or vesting of restricted stock or other stock-based awards under the Plan.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of the Company and such other documents, records, certificates and other instruments of officials of the Company, public officials and others as I have deemed necessary or appropriate as a basis for the opinion set forth herein.  I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all copies submitted to me as conformed and certified or reproduced copies.  As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

I am admitted to the practice of law in the Commonwealth of Massachusetts, and I express no opinion with respect to any other laws.

Based on the foregoing, I am of the opinion that the Shares have been duly authorized for issuance by the Company and, upon issuance and delivery against payment therefor in accordance with the terms of the Plan and the applicable option or award agreement, such Shares will be validly issued, fully paid and nonassessable shares of Common Stock.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving my consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Craig Barrows

Craig Barrows
Vice President, General Counsel and Secretary